Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Ivy Funds of our reports dated November 30, 2022, relating to the financial statements and financial highlights, which appear in Delaware Ivy California Municipal High Income Fund, Delaware Ivy Corporate Bond Fund, Delaware Ivy Crossover Credit Fund, Delaware Ivy Emerging Markets Local Currency Debt Fund, Delaware Ivy Government Securities Fund, Delaware Ivy High Yield Fund, Delaware Ivy International Small Cap Fund, Delaware Ivy Multi-Asset Income Fund, Delaware Ivy Strategic Income Fund, Delaware Ivy Total Return Bond Fund and Delaware Sustainable Equity Income Fund’s Annual Reports on Form N-CSR for the year ended September 30, 2022. We also consent to the references to us under the headings “Financial Highlights”, “Financial Statements” and “Custodial and Auditing Services” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

January 27, 2023